Exhibit 5.2

Watts, Griffis and McOuat

Consulting Geologists and Engineers

CONSENT

To:	Olympus Pacific Minerals Inc.
And to:	Berns & Berns, Counselors at Law
And to:	U.S. Securities & Exchange Commission (the “Securities Regulator”)

Gentlemen:

RE: TECHNICAL REPORTS - BONG MIEU AND PHUOC SON GOLD PROJECTS

Reference is made to the technical reports (the “Technical Reports”) entitled “A Technical Review of the Phuoc Son Gold Project in Quang Nam Province, Vietnam for Olympus Pacific Minerals Inc.” dated January 30, 2004, and “A Technical Review of the Bong Mieu Gold Project in Quang Nam Province, Vietnam for Olympus Pacific Minerals Inc.” dated September 17, 2004, by WGM which we prepared for Olympus Pacific Minerals Inc. (the “Company” or “Olympus”).

We hereby consent to the filing of the Technical Reports with the Securities Regulator, and to the written disclosure of the Technical Reports and the inclusion of extracts therefrom or a summary thereof in the Annual Form 20-F. We further agree to being named as an expert in the Annual 20F statement (Form 20-F).

Dated this 12th day of July, 2007.

Sincerely,

WATTS, GRIFFIS AND McOUAT LIMITED

	Signed Per:	Joe Hinzer, M.Sc., P.Geo,
JH/ls		President

WATTS, GRIFFIS AND McOUAT EMITTED                Suite 400 • 8 King Street East • Toronto • Canada • M5C 1B5

Tel: (416) 364-6244 • Fax: (416) 864-1675 • Email: wgm@wgm.on,ca • Web: www.wgm.on.ca